UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     November 12, 2018

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona	85705
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 12, 2018, the board of directors of Applied Energetics, Inc. adopted the 2018 Incentive Stock Plan. The plan provides for the allocation and issuance of stock, restricted stock purchase offers and options (both incentive stock options and non-qualified stock options) to officers, directors, employees and consultants of the company. The board reserved a total of 50,000,000 for possible issuance under the plan.

The board also issued options to purchase the company’s common stock to the following individuals in the amount indicated:

Name	Shares Under Option

Bradford Adamczyk	5,000,000
Jonathan Barcklow	5,000,000
John Schultz	2,500,000
Dan Baer	1,000,000

Each of such options has an exercise price of $0.07 per share, which the company believes exceeds the fair market value of the shares on the data of grant, and is subject to two separate vesting schedules.

The options granted to Messrs. Adamczyk and Barcklow vest immediately as to 1,800,000 shares and 200,000 shares per month thereafter through February of 2020. Their vesting schedule was calculated monthy based on a start date of March 2018 when they became directors of the company. Additionally, with respect to 2,500,000 shares, the company must achieve certain milestones in the 20-day moving average share price of its common stock for the options to be exercisable. These options will be exercisable in the amount of 1,500,000 shares upon the 20-day moving average share price reaching $0.15 per share, 1,000,000 shares at $0.25 per share and 500,000 shares at $0.50 per share. Neither Messers Adamczyk or Barcklow receive a salary for their services.

The options granted to Mr. Schultz vest immediately as to 900,000 shares and 100,000 shares per month thereafter through February of 2020. Additionally, with respect to 1,250,000 shares, these options will be exercisable in the amount of 500,000 shares upon the 20-day moving average share price reaching $0.15 per share, another 500,000 shares at $0.25 per share and 250,000 shares at $0.50 per share. Mr. Schultz does not receive a salary for his services to the company.

The options granted to Mr. Baer vest immediately as to 360,000 shares and 40,000 shares per month thereafter through February of 2020. Additionally, with respect to 500,000 shares, these options will be exercisable in the amount of 200,000 shares upon the 20-day moving average share price reaching $0.15 per share, 200,000 shares at $0.25 per share and 100,000 shares at $0.50 per share. Mr. Baer does not receive a salary for his services to the company.

The company retained Stout Risius Ross, LLC, a management consulting and valuation advisory firm, to evaluate the options and render a valuation report. The report concluded that the options had a value of $0.06 per share before taking into account the second vesting requirement. The board believes the additional vesting requirement would lower the value of the options.

The board also elected Jonathan Barcklow as Vice President and Secretary of the company to serve until his successor is duly elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

	By:	/s/ Bradford Adamczyk
Bradford Adamczyk,
Principal Executive Officer

Date: November 16, 2018

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